Calculation of Filing Fee Tables
S-3
Nakamoto Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 2,000,000,000.00	0.0001381	$ 276,200.00
Fees Previously Paid	2	Equity	Common Stock, par value $0.0001	457(o)			$ 5,000,000,000.00		$ 765,500.00
Fees Previously Paid	3	Equity	Common Stock, par value $0.0001	457(a)	3,000,000	$ 9.17	$ 27,510,000.00		$ 4,211.78
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,027,510,000.00		$ 1,045,911.78
			Total Fees Previously Paid:						$ 769,711.78
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 276,200.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices under the base prospectus, with a proposed maximum aggregate offering price for all securities registered under the base prospectus not to exceed $6,993,570,615.16, including the $4,993,570,615.16 registered under the ATM prospectus, as described below in Footnote (3). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of Common Stock and preferred stock as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the antidilution provisions of any of the securities registered hereunder. Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price.

[2]	(2) Represents shares of Common Stock that may be issued and sold from time to time pursuant to the Sales Agreement, dated August 26, 2025, with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Craig-Hallum Capital Group LLC, Needham & Company, LLC and Yorkville Securities, LLC. (3) On August 26, 2025, the registrant initially filed this registration statement on Form S-3 (File No. 333-289868) registering, among other securities, the issuance of up to $5,000,000,000 of Common Stock of the registrant in an at-the-market equity offering of the registrant's common stock, or the ATM common stock. The registration fee associated with the ATM common stock was $765,500.00. As of the date of Post-Effective Amendment No. 1 to this registration statement, the Company has sold $6,429,384.84 of Common Stock under the ATM Program, which equates to an associated registration fee of $984.34 based on the total registration fee paid in connection with the filing of the registration statement. Accordingly, as of the date of this Post-Effective Amendment No. 1, the remaining amount available for issuance under the ATM Program is $4,993,570,615.16 ($5,000,000,000 less $6,429,384.84 of Common Stock previously sold thereunder), which is the amount registered for offer and sale under the ATM Prospectus. The unused registration fee paid in connection with the registration statement and the ATM common stock is $764,515.66. The remaining unused fees from the registration statement, $764,515.66, will be applied to the registrant's total registration fee.

[3]	Represents 3,000,000 shares of Common Stock that were issued as fee shares to YA II PN, Ltd. in connection with the Convertible Debenture and were previously registered for resale under a selling stockholder prospectus included in the original Registration Statement filed on August 26, 2025. The registration fee of $4,211.78 was previously paid in connection with the original filing at the then-applicable fee rate. As disclosed in this Post-Effective Amendment No. 1, the Company repaid the Convertible Debenture in full on September 30, 2025, and all such securities have been fully redeemed. Accordingly, the selling stockholder prospectus has been removed from this registration statement, and these shares are no longer registered for resale hereunder. The previously paid registration fee of $4,211.78 is reflected in the total fees previously paid.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date